EXHIBIT 10.38

                              Pharmion Corporation
                                2525 28th Street
                            Boulder, Colorado 80301

March 3, 2003

Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059
Attention; Sol J. Barer, PhD

Gentlemen:

On the date hereof, Pharmion GmbH ("Pharmion"), Pharmion Corporation and Celgene Corporation ("Celgene") are entering into an Amendment No. 1 (the "Amendment") to the License Agreement among such parties dated November 16, 2001 (the "Agreement"). Except as otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement or the Amendment. This will confirm our agreement as follows:

(1) Any royalties paid by Pharmion to Celgene in respect of sales of Thalidomide under ATUs (AUTORISATION TEMPORAIRE D' UTILISATION) and other temporary, specials or named-patient authorizations (collectively, "Special Authorizations"), whether manufactured by Laphal or Penn T Limited shall be fully creditable against Pharmion's quarterly fee obligation under Paragraph 4(b) of that certain Letter Agreement, dated November 16, 2001 among Pharmion, Guarantor and Celgene (the "Letter Agreement").

(2) Except as expressly modified by this letter, all teams and conditions of the Letter Agreement shall remain in full force and effect.

Please indicate your acceptance and agreement with the foregoing by signing the enclosed copy of this letter and returning it to us.

Very truly yours,

Pharmion Corporation                  ACCEPTED AND AGREED
Pharmion GmbH                         Celgene Corporation

By   /s/ Patrick J. Mahaffy           By   /s/ Sol J. Barer
  ------------------------------        ---------------------------------------
     Patrick J. Mahaffy                    Sol J. Barer
     President and CEO                     President and Chief Operating Officer